DELAWARE VIP TRUST

Registration No. 811-05162
FORM N-SAR
Annual Period Ended December 31, 2012

SUB-ITEM 77B: Accountant's report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77D: Policies with respect to security investments

On August 23, 2012, the Board of Trustees of Delaware VIP Trust (the "Registrant") voted to approve changes related to the way that Delaware VIP Smid Cap Growth Series defines small and mid cap size companies. The changes to the Delaware Smid Cap Growth Series' investment strategies are incorporated herein by reference to the supplements dated August 30, 2012 to the Registrant's prospectuses for the Delaware Smid Cap Growth Series dated April 29, 2012, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-12-000262).

On August 23, 2012, the Board of Trustees of the Registrant voted to approve changes related to Delaware VIP Diversified Income Series' investment policy in emerging markets debt securities. The changes to the Delaware VIP Diversified Income Series' investment strategies are incorporated herein by reference to the supplements dated August 28, 2012 to the Registrant's prospectuses for the Delaware VIP Diversified Income Series dated April 29, 2012, as filed with the Securities and Exchange Commission on August 28, 2012 (SEC Accession No. 0001137439-12-000246).

WS: MFG_Philadelphia: 867022: v2

WS: MFG_Philadelphia: 867022: v2